UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

651 Gateway Boulevard, Suite 950

South San Francisco, CA 94080-7111

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 7, 2005 Tercica, Inc. entered into a lease agreement with 2000 Sierra Point, LLC (the “Landlord”) for approximately 28,278 square feet of office space at 2000 Sierra Point Parkway, Brisbane, California. The lease term is 75 months, with the first 15 months of rent, operating costs and property taxes abated and not payable by Tercica. For the remaining 60 months, the rent varies each year and rises in $0.10 annual increases from $1.95 to $2.35 per square foot per month. The Landlord also provided Tercica with a $37.00 per square foot improvement allowance. Tercica provided a total of $790,000 in total security deposits. Tercica has certain options and rights of first offer with respect to certain expansion space on two floors of the building and one five-year option to renew the lease under certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: March 11, 2005	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield Senior Vice President of Legal Affairs General Counsel and Secretary